                                                                    Exhibit 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                                BRAKE PARTS INC.

         1. The name of the corporation is:

                                BRAKE PARTS INC.

         2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars
($1,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                             Edward D. Toole
                             Echlin Inc.
                             100 Double Beach Road
                             Branford, CT 06405

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of
Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of September, 1988.

                                         /s/ Edward D. Toole
                                         ----------------------------------
                                         Edward D. Toole

                              CERTIFICATE OF MERGER
                                       OF
                        BUCHANAN METALFORM PRODUCTS, INC.
                                      INTO
                                BRAKE PARTS INC.

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the name and states of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                                STATE OF INCORPORATION
              -----------                             ----------------------
         Buchanan Metalform Products, Inc.                   Michigan
         Brake Parts Inc.                                    Delaware

         SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is
Brake Parts Inc., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Brake Parts Inc., a
Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 100 Double Beach Road, Branford, CT 06405.

         SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any shareholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                           Class       Number of shares     Par Value

Buchanan Metalform Products, Inc.     Common      1,000                $1.00 par
Brake Parts Inc.                      Common      1,000                $1.00 par

         EIGHTH: That this Certificate of Merger shall be effective on the date of filing with the Secretary of the State of Delaware.

Dated: June 24, 1996

                                                  BRAKE PARTS INC.

                                                  By:    /s/ Edward D. Toole
                                                     ---------------------------
                                                         Edward D. Toole
                                                         Vice President

ATTEST:

BY:    /s/ Charles W. O'Connor
   -------------------------------
       Charles W. O'Connor
       Secretary

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